LIMITED LIABILITY COMPANY AGREEMENT OF
           _____________________________________, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of _____________________, LLC, a Delaware limited liability company (the "Company") is made as of ____________, 2000 by and between ACE HARDWARE CORPORATION, a Delaware corporation ("Ace") and ______________________________, a __________ ("______") (Ace
and ________ are referred to collectively as "Members" and individually as "Member").

                            RECITALS

     WHEREAS, the Members have formed the Company for the purpose
of  acquiring   a minimum of _______________ (__)  Ace  Hardwarer
affiliated stores in _____________.

     WHEREAS, the Members hereby desire to set forth the rights and obligations of the Members and the Manager (as hereinafter defined) and operate this limited liability company in accordance with the terms of, and subject to the condition set forth in, this Agreement.

                            COVENANTS

     In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                            ARTICLE I

     Section 1.1 Definitions. When used in this Agreement the following terms shall have the meanings set forth below:

     "Act" means the Delaware Limited Liability Company Act, as amended and as in effect from time to time.

     "Advisory Committee" shall have the meaning ascribed to it in Section 8.3.

     "Affiliate"  means, with respect to any  Person,  any  other
Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     "Agreement" means this Limited Liability Company Agreement, as from time to time amended in accordance with the terms herein.

     "Assignee" means a person to whom an interest in the Company has been transferred in accordance with the provisions of this Agreement but who has not been admitted as a substitute or additional Member.

     "Available Cash" means, with respect to any fiscal year, the sum of (i) all cash receipts of the Company during such fiscal year (excluding for this purpose Capital Contributions), and (ii) all reductions made by the Manager during such fiscal year in reserves established as hereinafter provided, less the sum of (i) all cash operating expenditures and all cash debt service payments (including payments of principal, interest and penalties, if any), (ii) current portion of any trade payable owed to any Member and (iii) all additions to reserves during such fiscal year deemed reasonably appropriate by the Manager, including reserves for capital expenditures, working capital and contingent liabilities.

     "Bankruptcy" has the meaning given it in Section 18-101 of the Act.

     "Budget"   means   the   annual  operational   and   capital
expenditures budget prepared by the Manager and approved by the Members in accordance with Section 8.2.

     "Capital Account" of a Member means the Capital Account established for such Member under Section 4.4.

     "Capital Contribution" means, with respect to any Member or Assignee, the amount of cash and the net fair market value of any property other than cash contributed by the Member or Assignee
(or its predecessor in interest) to the Company.

     "Cause" means with respect to the Manager or any Member employed by the Company or any Affiliate thereof: (i) any misappropriation of funds or property of the Company by the
Manager, Member or any action that results or is intended to result directly or indirectly in gain for or personal enrichment of the Manager, Member or other person at the expense of the Company (ii) any conviction of a felony or any crime involving moral turpitude; including, fraud or embezzlement or dishonesty committed by the Manager, Member or other Person; (iii) any misconduct on the part of the Member or any Affiliate that impairs the Member's ability to effectively perform his duties and discharge his responsibilities hereunder (including, but not limited to, sexual harassment of employees, recurring insubordination, chronic unexcused absences, improper treatment of subordinates or intoxication while performing his duties hereunder); (iv) the Manager is grossly negligent in the supervision of its employees who engage in any activity described in clause (i), (ii) or (iii); (v) any material breach of any provision contained in this Agreement by the Member; provided, however, such grossly negligent supervision or material breach shall not constitute "Cause" unless the Company has given the Member written notice of such grossly negligent supervision or material breach and such grossly negligent supervision or material breach remains uncured for a period of five (5) business days.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company"   means  the  limited  liability  company   formed
pursuant  to  this  Agreement and the limited  liability  company
continuing  the  business  of  this  Company  in  the  event   of
dissolution as herein provided.

     "Company Minimum Gain" has the meaning of "partnership minimum gain" as set forth in Sections 1.704-2(b)(2) and 1.704-
2(d) of the Treasury Regulations.

     "Covered  Capacities"  has the meaning  ascribed  to  it  in
Section 8.6.

     "Current Ratio" means current assets divided by current liabilities in accordance with GAAP.

     "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period,
Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     "Dissolution" of the Manager which is not a natural person means that such Manager has terminated its existence, wound up its affairs and dissolved in accordance with applicable laws.

     "Distribution" means, with respect to any Member, the amount of cash and the net fair market value of any property other than cash distributed by the Company to the Member.

     "EBIT"  means  the Company's net income on  a  consolidated
basis  plus:  (a)  income  taxes  paid  or  accrued  during   the
applicable period; and (b) interest expenses paid or accrued in determining net income for such period.

     "EBITDA" means the Company's net income on a consolidated basis plus: (a) income taxes paid or accrued during the applicable period, (b) interest expenses paid or accrued; and (c) amortization and depreciation deducted in determining net income for such period.

     "Equity" means the sum of all Capital Contributions, plus retained earnings, less any losses of the Company.

     "Fair Market Value " means, the fair market value of the Units of the Company as of any date as determined in good faith by the Manager with the Required Approval of the Advisory Committee. If the Manager and the Advisory Committee are unable to agree on the Fair Market Value of the Units, the "Fair Market Value" of such Units shall be the value of such Units as of such date as determined by an independent appraiser having the MAI designation and not less than ten (10) years' experience appraising retail stores similar to the Stores who is employed by a nationally recognized appraisal or accounting firm (the "Minimum Qualifications") selected by the Manager (the cost of which shall be borne by the Company); provided, however, that if any member of the Advisory Committee does not agree with the Fair Market Value as so determined with respect to the Units, the Advisory Committee may obtain a second appraisal for each such property from an independent appraiser having at least the Minimum Qualifications (the cost of which shall be paid by the Company) and if such second appraisal indicates a valuation within ten percent (10%) of the value indicated by the first appraisal, the "Fair Market Value" of such Units shall mean the average of the valuations indicated by the two appraisals; provided further, that if such appraisals indicate valuations that differ by 10% or more then the Manager and the Advisory Committee shall jointly designate a third appraiser having at least the Minimum Qualifications (the cost of which shall be borne by the Company) who shall provide a third appraisal for such Units and the "Fair Market Value" for such Units shall be the average valuation based on the two closest of the three appraisals. The "Fair Market Value" of a Unit of the Company shall be the aggregate Fair Market Value of all Units as determined above, divided by the total outstanding Units of the Company.

     "Fixed Charge Coverage Ratio" means EBIT divided by Interest
Expense.

     "Gross Asset Value" means, with respect to any asset, the adjusted basis for Federal income tax purposes of such asset, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company, set forth on Schedule A and approved by the Members in accordance with Section 8.2;

          (ii) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of
     Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

          (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

          (iv) The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or
     Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations and Section 5.4(b); provided, however, that Gross Asset Value shall not be adjusted pursuant to this Subsection (iv) to the extent the Manager determines that an adjustment pursuant to Subsection (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause Subsection.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i), (ii) or (iv), above, such Gross Asset Value shall thereafter be adjusted in the same manner as would the asset's basis for federal income tax purposes except that in lieu of regular depreciation, the Company shall take deductions for Depreciation.

     "Interest Expense" means the interest expense of the Company on a consolidated basis determined for the applicable period in accordance with GAAP.

     "Major Decisions" shall have the meaning ascribed to  it  in
Section 8.2.

     "Majority Interest" means, with respect to any group of Members as of any particular time, Members in such group whose Units at such time exceed one-half of the outstanding Units of all Members in such group at such time. If no distinction is made with respect to the group of Units in the context so used, the term Majority Interest shall mean as of any particular time, Members whose Units at such time exceed one-half of the outstanding Units of all Members owning Units at such time.

     "Manager"    means,    as    of   any    particular    time,
_________________________, a ____________ or  such  other  Person who is at such time the Manager of the Company, whose authority is defined in Section 8.1.

     "Membership Agreement" means any membership agreement between Ace and the Company, as amended, including any agreement contributed and assigned to, and assumed by the Company, and "Membership Agreements" means all such agreements from time to time in effect.

     "Membership Interest" means a Member's entire right, title and interest in the Units in the Company owned by such Member and may include a Member's right to share in the Profits and Losses, the right to receive distributions of Company assets and the right to participate in the management of the business and affairs of the Company, to the extent permitted by this Agreement, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement and the Act.

     "Member  Nonrecourse  Debt" has the  meaning  set  forth  in
Section 1.704-2(b)(4) of the Treasury Regulations.

     "Member Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(i)(2) of the Treasury Regulations.

     "Offer"  shall  have the meaning ascribed to it  in  Section
4.7.

     "Offer  Note"  shall  have the meaning  ascribed  to  it  in
Section 4.7.

     "Operating Cash Flow" means, for any period, the Company's net income or loss, determined in accordance with general accepted accounting principles (after deduction for each of (i) federal and state income taxes, (ii) any non-cash income, and
(iii) all such capital expenditures made during such period and not financed) plus or minus each of the following items, (x) depreciation, (y) amortization and other non-cash charges, (z) interest expense paid or accrued.

     "Other  Business Entity" has the meaning given it in Section
18-209 of the Act.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization, other entity or group.

     "Profits" or "Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (ii)  any expenditures of the Company described in Code
     Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to (ii) or (iii) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (iv) gain or loss resulting from any disposition of any property of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

          (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of "Depreciation."

     "Purchasing Members" shall have the meaning ascribed to it in Section 4.6.

     "Required Approval" means, unless otherwise specified in this Agreement, a majority of the votes entitled to be cast by all members of the Advisory Committee.

     "Regulatory Allocations" shall have the meaning ascribed to it in Section 5.2.

     "Stores" means the stores developed, opened and operated as Ace Hardwarer affiliated stores, which have executed Membership
Agreements.

     "Tax  Distributions"  has  the meaning  ascribed  to  it  in
Section 6.2(a).

     "Tax  Matters  Partner" has the meaning ascribed  to  it  in
Section 8.7.

      "Total Debt" means current liabilities plus long term liabilities less accounts payable determined for the applicable period in accordance with GAAP.

     "Transfer" has the meaning ascribed to it in Section 7.5.

     "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time.

     "Triggering Event" shall have the meaning ascribed to it  in
Section 4.6.

     "Units" refers to the interest of a Member in the Profits, Losses, income, deductions and credits of the Company and Distributions by the Company. The number of Units held by each person admitted to the Company as a Member and by each Assignee shall be as set forth on Schedule A hereto.

                           ARTICLE II

     Section 2.1 Formation of Company. Pursuant to this Agreement and the Certificate of Formation, the Members do hereby form a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused the Certificate of Formation to be prepared, executed and filed with the Secretary of State of Delaware on _______________,2000. Except as herein otherwise expressly stated, the rights and liabilities of the Members shall be as provided in the Act.

     Section 2.2 Company Name. The business of the Company shall be conducted under the name "__________ Ace Hardware, LLC" or under such other name as the Members may from time to time determine.



     Section 2.3    Purposes of Company.

     (a) The Company's purpose is to acquire, develop, own and operate Stores under a Membership Agreement with Ace and its successors and assigns under the trade name of "_________ Ace Hardware" or such other trade name as the Manager may from time to time determine. The Company has all the powers now or hereafter conferred by the laws of the State of Delaware on limited liability companies formed under the Act and, subject to the limitations of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purpose and business of the Company. In addition, the Members hereby authorize and direct the Manager to take all such actions and to prepare, execute, deliver and file all such agreements, instruments, documents and certificates (including the execution of all agreements with Ace and ________) in the name and on behalf of the Company and to incur and pay all such fees and expenses as it shall deem necessary, proper or advisable in order to carry out and effectuate fully the purpose of the Company set forth in this Section 2.3.

     Section 2.4 Company Property. Title to Company property shall be held in the name of the Company or its nominee.

     Section 2.5 Registered Office; Principal Place of Business. The name of the Company's registered agent for service of process is The Corporation Trust Company, and the address of the Company's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business of the Company shall be at _______________________________________. The Manager may change the Company's registered agent or the location of the Company's registered office or principal place of business as the Manager may from time to time determine.

     Section 2.6 Qualifications in Other Jurisdictions. The Manager shall cause the Company to be qualified, formed or registered under assumed or fictitious names statutes or similar laws in any jurisdiction in which the Company transacts business. The Manager, as an authorized person, within the meaning of the Act, may execute, deliver and file any certificates and any amendments and/or restatements thereof necessary for the Company to do business in a jurisdiction in which the Company may wish to conduct such business. The Manager shall prepare, execute and cause to be filed such original or amended certificates evidencing the formation and operation of the Company whenever the same may be required under the laws of ___________ and ______________ and any other state where the Company may do business.

                           ARTICLE III

     Section 3.1 Term of Company. The term of the Company commenced upon the filing of the Certificate in the office of the Secretary of State of the State of Delaware, and shall continue in perpetuity or until terminated pursuant to the terms of this Agreement.


                           ARTICLE IV

     Section 4.1    Capital Contributions of the Members.

     (a) In connection with the execution of this Agreement, the Members are making Capital Contributions equal to the amount as set forth opposite each of their names on Schedule A attached hereto. The form in which the Capital Contributions shall be contributed is set forth in Schedule B attached hereto. Following such contribution and the issuance of such Units, each Member will have made such contributions, and been issued the number of Units set forth opposite such Member's name on Schedule A attached hereto.

     (b) The Members acknowledge that, for federal income tax purposes, any disparity between the fair market value and the adjusted basis of the assets being contributed by the Members shall be subject to the provisions of Section 704(c) of the Code, as provided in Section 5.4 hereof.

     Section 4.2 Withdrawal and Return of Capital. No Member shall have the right to withdraw or to demand a return of any of its Capital Contribution, and except upon dissolution and winding up of the Company in accordance with the terms of Section 9.3. Subject to the limitations contained in the Act, any return of such Capital Contribution shall be made solely from the assets of the Company (including the Capital Contributions of the Members) and only in accordance with the terms hereof, and no Member shall have personal or other liability for the return of any other Member's Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash except as may be specifically provided herein, and to the extent any monies which any Member is entitled to receive pursuant to Article 6 hereof or any other provision of this Agreement would constitute a return of capital, each of the Members consents to the withdrawal of such capital.

     Section  4.3     Interest  on Capital.   No  interest  shall
accrue or be paid on any Capital Contribution made to the Company.

     Section 4.4 Capital Accounts. The Company shall create upon its books and records a capital account ("Capital Account") for each Member, which shall be maintained in accordance with the following provisions:

          (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to
     Section 5.2, 5.3, or 5.4, the amount of any Company liabilities which are assumed by such Member or which are secured by any property distributed to such Member, and the Member's share of any increase in Gross Asset Value pursuant to its definition.

          (ii) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of deductions or losses which are specially allocated pursuant to Section 5.2, 5.3 or 5.4, and the amount of any liabilities of such Member which are assumed by the Company or which are secured by any property contributed by such Member to the Company, and the Member's share of any decrease in Gross Asset Value pursuant to its definition.

          (iii) In the event all or a portion of an interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (iv) In determining the amount of any liability for purposes of clauses (i) and (ii), above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

     Section 4.5    Company's Purchase Right.

     (a) The termination of employment by the Company or any Affiliate thereof of any natural Person who is a Member shall entitle, but not obligate, the Company to repurchase such Member's Units at the time of such termination and any Units held by such Person's spouse, children or trusts for their benefit under the terms of this Section, regardless of the reason for termination. The removal of the Manager for Cause shall entitle, but not obligate, the Company to repurchase such Manager's Units and any Units held by such Manager's shareholders or employees under the terms of this Section. For the purposes of this
Section 4.5, "removal of the Manager for Cause" shall not include removal of the Manager pursuant to Section 8.9(i) through (v). If terminated for any reason other than Cause, the purchase price for the Units shall be the Fair Market Value thereof at the time of termination. If terminated or removed for Cause, the purchase price for the Units shall be the book value thereof at the time of termination or removal.

     (b) The Company may exercise its purchase right at any time within ninety (90) days after the date of termination of employment or removal by written notice to the terminated Member or removed Manager. Such notice shall set forth the number of Units being purchased and the purchase price for each and shall be accompanied by tender of the aggregate purchase price. The terminated Member or removed Manager will have ten (10) days from the giving of the purchase notice by the Company within which to dispute, by written notice to the Company, the purchase price to be paid for his Units. If the terminated Member or removed
Manager either accepts the amount tendered or fails to send a notice of dispute within such ten (10) day period, the purchase price shall conclusively be deemed to have been agreed upon. If the terminated Member or removed Manager disputes the amount of the purchase price for his Units, such price shall be determined by binding arbitration in the manner set forth below, regardless of when such dispute arises. Upon the resolution of such dispute, by arbitration, agreement or otherwise, the Company shall pay the purchase price so determined for the terminated Member's or removed Manager's Units, in cash if the purchase price is less than or equal to the amount of Capital Contribution previously contributed to the Company by such Member. If the purchase price is greater than the amount of Capital Contribution previously contributed to the Company by such Member, that amount shall be paid in cash and the remainder, together with interest on the unpaid balance at the applicable federal rate, determined in accordance with Section 1274 of the Code, in thirty-six (36) equal monthly installments of principal and interest, or during such shorter period as the Manager may elect. Such obligation shall be evidenced by the Company's unsecured promissory note in a form reasonably satisfactory to the seller. Notwithstanding the foregoing, the terms of the payment of the purchase price are subject to the approval of the Company's lender, if any, which the Company agrees to use reasonable efforts to obtain. In all events, the purchase and sale transaction for the Units shall be deemed to have been consummated on the date of the giving of the Company's purchase notice. Effective on that date, the terminated Member or removed Manager shall cease to be a Member of the Company, and all of such Person's interest in Profits, Losses, income, gains or distributions of Available Cash shall cease and terminate.

     (c) The terminated Member's or removed Manager's acceptance of the purchase price for its Units shall constitute a complete release of the Company, the Manager, the Members, and their Affiliates of all claims or rights arising out of, or on account of, the Member's employment or ownership of Units. All notices required by this Section shall be given and deemed delivered in the manner set forth in Section 11.1 of this Agreement.

     (d) The provisions of this Section 4.5 shall supersede those in Section 7.5 with respect to transfers of Units to which this Section applies and shall be subject to any contractual arrangements entered into by the Company, a Member or any of their Affiliates with any individual employee or the Manager.

     (e) Any dispute or controversy which arises out of or relates to the Company's purchase right described in this Section
4.5 shall be settled and determined by binding arbitration in Chicago, Illinois in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in, and specifically enforced by, any court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of his or her own experts, evidence and legal counsel, unless ruled otherwise by the arbitrator(s).

     (f) The Company shall have the right to set-off any and all amounts owing to the Company from such terminated Member or removed Manager against the purchase price determined pursuant to this Section 4.5.

     Section  4.6     Member's Right to Purchase  Other  Member's
Units.

     (a) Any of the Members (the "Purchasing Member") shall have the right, at any time to purchase all but not less than all of such Unit held by any of the other Member ("Selling Member") (hereafter the "Offer"). The Purchasing Member shall give five
(5) business day notice ("Section 4.7 Offer Notice") to such Selling Member of his intent to purchase such Selling Member's Units and the price per Unit to be paid. Such Selling Member shall have ten (10) business days to elect to: (i) sell at the price contained in the Section 4.7 Offer Notice; or (ii) elect to purchase the Purchasing Member's Units at the price contained in the Section 4.7 Offer Notice. If the Selling Member accepts the offer to sell its Units, the offer price for the Selling Member's Units shall be paid by the Purchasing Member in cash with 30 days of receipt by the Selling Member of the Section 4.7 Offer Notice. Effective on the date of payment of the offer price of such Units, the Selling Member shall cease to be a Member of the
Company with respect to such purchased Units, and all of its interest in the Profits, Losses, income, gains or Distributions with respect to such Units shall cease and terminate. If the Selling Member chooses to purchase the Purchasing Member's Units, the offer price for the Purchasing Member's shall be paid by the Selling Member, in cash, within 30 days of receipt by the Purchasing Member of the Selling Member's intent to purchase such Member's Units. Effective on the date of payment of the offer price of such Member's Units, such Member shall cease to be a Member of the Company with respect to such purchased Units, and all of its interest in the Profits, Losses, income, gains or Distributions with respect to such Units shall cease and terminate.

     (b) Upon the purchase of Ace's Units, _________ and Ace shall execute and cause the Company to execute a redemption agreement, substantially in the form attached hereto as Schedule
C. Effective on the date of payment of the Redemption Price, Ace shall cease to be a Member of the Company with respect to such purchased Units, and all of its interest in the Profits, Losses, income, gains or Distributions with respect to such Units shall cease and terminate.

     Section 4.7    Additional Capital.

     (a) Except for the issuance of Units pursuant to this Agreement, if the Company proposes to issue any Units or rights to acquire such Units, the Company will first offer to sell to each Member holding Units a portion of such Units equal to the quotient determined by dividing (1) the number of Units held (directly or indirectly) by such Member by (2) the total number of Units outstanding. Each Member will be entitled to purchase such Units at the offered price and on the terms as determined by the Manager as such Units are to be offered to any other Persons.

     (b) In order to exercise its purchase rights hereunder, a Member must, within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the Units being offered, the purchase price thereof, the payment terms and such Member's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the Units are not fully subscribed by such Members, the remaining Units will be reoffered by the Company to the Members purchasing their full allotment upon the terms set forth in this paragraph, except that such Members must exercise their purchase rights within five (5) days after receipt of such reoffer.

     (c) Upon the expiration of the offering periods described above, the Company will be entitled to sell such Units which Members have not elected to purchase at any time or from time to time during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Members. Any Units offered or sold by the Company after such 120-day period must be reoffered to the Members pursuant to the terms of this paragraph.

     (d) The Members hereby consent to the admission of any Person acquiring Units pursuant to this Section 4.8 and who did not previously own Units of the Company and who executes this Agreement.

     (e) If Ace is required, pursuant to its guarantee of certain leases, to make payment under such guarantee, such amount of payment shall be deemed an additional Capital Contribution by Ace. The Company shall be obligated to issue additional Units at the lesser of (i) $100 per Unit or (ii) their respective Fair Market Value, as determined in accordance with its definition.

                            ARTICLE V

     Section  5.1     Allocation of Profits  and  Losses.   After
giving effect to the Special Allocations in Section 5.2 hereof, Profits and Losses of the Company for any fiscal year shall be allocated as follows:

     (a) Profits for any fiscal year shall be allocated in the following order of priority:
          (i) First, to all Members, in proportion to the deficit balances (if any) in their Capital Accounts, in an amount necessary to eliminate any deficits in the Members' Capital Accounts and restore such Capital Accounts to zero;

          (ii) Thereafter, to the Members holding Units in proportion to their Units.

     (b) Losses for any fiscal year shall be allocated in the following order of priority:

          (i) First, to the Members in proportion to their Units until the Capital Account balances of such Members have been reduced to zero;

          (ii) Thereafter, to the Members in proportion to their Units.

     Section   5.2      Special   Allocations.    Notwithstanding
Sections 5.1, the following special allocations shall be made in the following order:

     (a) Profits and Losses and items thereof will be allocated as though this Agreement contained (and there is hereby incorporated herein by reference): (i) a minimum gain chargeback provision that complies with the requirements of Section 1.704-2(f) of the Treasury Regulations; (ii) a nonrecourse debt minimum gain chargeback provision that complies with the requirements of
Section 1.704-2(i)(4) of the Treasury Regulations; and (iii) a qualified income offset provision that complies with the requirements of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

     (b) Any Member Nonrecourse Deductions for any fiscal year or other period will be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1) and (2).

     (c) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members and Assignees in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     (d) The allocations set forth in this Section 5.2 (the "Regulatory Allocations") are intended to comply with certain provisions of Sections 1.704-1 and 1.704-2 of the Treasury Regulations. Notwithstanding any other provisions of this Agreement, the Regulatory Allocations shall be taken into account in allocating Profits and Losses and other items of income and deduction among the Members and Assignees so that, to the extent possible, the net amount of such allocations of Profits and Losses, other items of income, gain, loss and deduction, and the Regulatory Allocations to each Member or Assignee shall be equal to the net amount that would have been allocated to each Member or Assignee if the Regulatory Allocations had not occurred.

     Section 5.3 Allocation of Tax Credits. All tax credits allowed in connection with any depreciable property shall be allocated in the same manner as deductions for Depreciation of such property, and all tax credits allowed in connection with other expenditures shall be allocated in the same manner as deductions arising out of such other expenditures.

     Section 5.4    Section 704(c) Allocations.

     (a)   In accordance with Section 704(c) of the Code and  the
Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value.

     (b) In the event the Gross Asset Value of any asset is adjusted pursuant to the definition of "Gross Asset Value," subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the value at which such asset is reflected in the Capital Accounts of the Members, to the extent such variation was not previously taken into account pursuant to Section 5.4(a), in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

     (c)   Allocations pursuant to Sections 5.4(a) and (b)  shall
be  determined by the Manager using any permissible method  under
Section   704(c)  of  the  Code  and  the  Treasury   Regulations
thereunder.

     (d) Allocations pursuant to Sections 5.4(a) and (b) are solely for purposes of federal, state, and local income taxes and notwithstanding any other provision of this Agreement, such allocations shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or Distributions pursuant to any provision of this Agreement.

     Section 5.5    Certain Other Allocation Rules.

     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager in its sole discretion using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder. Notwithstanding the foregoing, the Member purchasing Units pursuant to Section 4.7 shall have the right to require the Company to close its books as of the day prior to the date of such transfer of such Units for purposes of allocating Profits and Losses to the periods before and after the date of such issuance.

     (b) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and credit, for any fiscal year or other period, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for such year or other period.

     Section 5.6 Recapture Responsibility. In making the allocation of Profit among the Members, the ordinary income portion, if any, of such Profit caused by the recapture of cost recovery or any other deductions shall be allocated among those Members who were previously allocated the cost recovery or any other deductions in proportion to the amount of such deductions previously allocated to them. It is intended that the Members, as between themselves, shall be allocated the proportionate recapture income as a result of any cost recovery or other deductions which were previously allocated to them, in proportion to the amount of such deductions which have been allocated to them, notwithstanding that a Member's share of profits, losses or liabilities may increase or decrease from time to time. Nothing in this Section 5.6, however, shall cause the Members to be allocated more or less gain or profit than would otherwise be allocated to them pursuant to this Article 5.





                           ARTICLE VI

     Section 6.1    Distributions.

     (a) Except as otherwise provided in Section 6.2, which shall be paid when due, Distributions of Available Cash shall be made at such time or times and in such amounts as may be determined by the Manager.

     (b)   Except  as  provided in Section 6.3  and  Section  9.3
regarding   distributions   in  liquidation   of   the   Company,
Distributions of Available Cash shall be made to the Members in proportion to their Units.

     Section 6.2    Distributions for Tax Purposes.

     (a) The Manager shall cause the Company to make Distributions out of Available Cash within 75 days after the end of any fiscal year of the Company, beginning with the fiscal year ending in December____, to each of the Members, in an amount equal to (i) the excess of (A) the total amount of taxable income allocated to such Members for such fiscal year, over (B) the amount, if any, by which the sum of all items of deduction and loss allocated to such Members from the Company for all prior fiscal years exceeds the sum of all items of taxable income allocated to such Members for all prior fiscal years, multiplied by (ii) a tax rate reasonably selected by the Manager (the "Tax Distributions"); provided, however, that subsequent Distributions to the Members made during such fiscal year and subsequent fiscal years shall be adjusted as necessary to ensure that, over the period of time since the date of this Agreement, the aggregate cash distributed to a Member shall be equal to the amount to which such Member would have been entitled had there been no Tax Distributions. In the event that in any fiscal year Available Cash is insufficient to permit the payment in full of the Tax Distributions computed as set forth above, then in any fiscal year in which Available Cash exceeds required Tax Distributions, the Tax Distributions payable under this Section 6.2(a) shall be increased (but not in excess of Available Cash) until such deficiency has been recouped.

     (b) The Manager may cause the Company to make periodic Distributions to the Members during each fiscal year based on its reasonable estimate of the amount that will be required to be distributed pursuant to Section 6.2(a) for such fiscal year in order to provide funds to the Members for the payment of quarterly estimated taxes by them. In the event any such periodic Distributions are made for any fiscal year, the amount of the Distribution made after the end of the fiscal year shall be appropriately adjusted so that the total amount distributed to each Member (taking into account periodic Distributions made pursuant to this Section 6.2(b)) is equal to the amount such Member would have been entitled to receive pursuant to Section 6.2(a) had no such periodic Distributions been made.

     Section  6.3     Payment and Withholding of  Certain  Taxes.
Notwithstanding anything to the contrary herein, to the extent that the Company is required, pursuant to any applicable law, (i) to pay tax (including estimated tax) on a Member's allocable share of Company items of income or gain, whether or not distributed, or (ii) to withhold and pay over to the tax authorities any portion of a Distribution otherwise distributable to a Member, the Company may pay over such tax or such withheld amount to the tax authorities, and such amount shall be treated as a Distribution to such Member at the time it is paid to the tax authorities. For purposes of this Section 6.3, the Company may assume that any Member who fails to provide to the Company satisfactory evidence of his tax status for United States federal income tax purposes is a foreign person.

     Section 6.4 Right of Offset. Notwithstanding anything to the contrary contained in the foregoing provisions of this
Article 6 or any other provisions of this Agreement, the Members acknowledge and agree that the Company shall have the right to setoff any and all amounts owing to the Company by a Member or its Affiliates, including any amounts arising under any claims for indemnification and all costs and expenses (including attorneys' fees) incurred by the Company, in connection with any such claims, against any distributions otherwise payable to such Member under this Agreement; provided, however, that there shall be no right of offset with respect to any Tax Distribution made under Section 6.2.

                           ARTICLE VII

     Section 7.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The Members shall also have the power to authorize the Manager, by vote of the Majority Interest of the Members, to possess and exercise any right or power not already vested in the Manager pursuant to Section 8.1. Except in the capacity as Manager, as specifically provided in Article 8, no Member, acting alone, shall have the authority to act for, in the name of, or as a representative of the Company, or to deal with the Company's assets in any way, or to undertake or assume any obligation, debt, duty or responsibility on behalf of any other Member or the Company. Any violation of this Section 7.1 shall be deemed to constitute wilful misconduct.

     Section   7.2     Partition.   Each  Member  waives,   until
termination of the Company, any and all rights that it may have to maintain an action for partition of the Company's property.

     Section 7.3 Resignation of Members. No Member shall have the right to resign or withdraw from the Company as a Member (except that this restriction shall not prevent any Member from transferring its interest in the Company to the extent permitted in Section 7.5).

     Section 7.4 Conduct of Other Business Activities by the Members. The Members may generally engage in any business or profession or possess an interest in other businesses or professions of every nature and description, independently or with others, including but not limited to, all phases of the hardware business. Neither the Company nor the Members shall, under the terms of this Agreement or by virtue of the existence of the Company or the relation created among the Members, have any rights in or to any independent venture of any other Member or its Affiliates, or the income or profits thereof, whether or not any such venture is, or may be deemed to be, competitive with the Company.

     Section 7.5    Assignment by Members and Assignees.

     (a) Except as otherwise provided in Section 4.6 or 4.7, and subject to Section 7.6, a Member or Assignee may not assign, pledge, mortgage, hypothecate, sell, or otherwise dispose or encumber (hereinafter referred to as a "Transfer") all or any part of his Units in the Company to any Assignee (and no such Transfer, whether voluntary or involuntary, whether by operation of law or otherwise and whether or not for value, shall be effective) unless:

          (i) such Transfer shall be made by means of an assignment in such form as shall be reasonably satisfactory to the Manager;

          (ii) the Company shall have received advice of counsel satisfactory to the Manager to the effect: (a) that the proposed Transfer is permissible under the Securities Act of 1933, as amended, the rules and regulations of the
     Securities and Exchange Commission thereunder and all applicable state securities laws; (b) that the proposed Transfer will not adversely affect the classification of the Company as a partnership for federal income tax purposes; and (c) that the proposed Transfer will not result in a termination of the Company as a partnership under Section 708(b) of the Code;

          (iii) the assignor and Assignee, and, if deemed necessary by the Manager, all other Members, shall have executed all such certificates and other documents and performed all such acts as the Manager reasonably deems necessary or appropriate to effect a valid transfer of the Units being transferred, and to preserve the rights, status and existence of the Company.

     (b) The Company shall, after the effective date of any Transfer pursuant to the provisions of this Section 7.5, pay all Distributions on account of the Units so transferred to the Assignee; provided, however, that if instructed to do so in writing by the assignor and the Assignee, the Manager shall cause the Company to pay to the assignor a portion of the Tax Distribution provided for in Section 6.2 that would otherwise have been payable to the Assignee for the year in which the Transfer occurs, equal to the amount that would have been payable under Section 6.2 with respect to the Units transferred if the period beginning on the first day of the fiscal year in which the Transfer occurred and ending on the effective date of the
Transfer had been a separate fiscal year of the Company. Any such Distribution paid to the assignor shall be treated as if paid to the Assignee for purposes of determining the Capital Account balance of the Assignee.

     (c) Any Member who Transfers all of its Units in the Company shall, upon the effective date of such Transfer, cease to be a Member for all purposes, except that no assignment of all or any portion of its Units in the Company shall relieve the assignor of its obligations under this Agreement, whether arising prior to or subsequent to such Transfer.

     (d) An Assignee who has not become a substitute or additional Member in the manner provided in this Agreement shall have no rights whatsoever in respect of the Company except the right to receive the distributions, profits and losses to which the Assignee Member would be entitled, and such other rights specifically accorded him by the terms of this Agreement. The provisions of this Agreement shall be binding on all Assignees.

     (e) No Assignee of a Member shall have the right to become a substitute or additional Member unless the conditions set forth in Section 7.5(a)(i) through (iii) have been satisfied and the Assignee shall have paid to the Company the costs and expenses
(including   attorneys'  fees  and  filing  costs)  incurred   in
effecting the substitution or addition.

     (f) Notwithstanding anything to the contrary herein, (and except with respect to any public offering of equity that may be undertaken by the Company), (i) the Manager shall not cause or permit Units to become traded on an established securities market and (ii) the Manager shall withhold its consent to any Transfer that, to the Manager's knowledge after reasonable inquiry, would otherwise be accomplished by a trade on a secondary market (or
the  substantial  equivalent  thereof).   For  purposes  of  this
subsection the terms "traded on an established securities market"
and "secondary market (or the substantial equivalent thereof)" shall have the meanings set forth in Sections 469(k)(2) and 7704 of the Code and any regulations promulgated thereunder that are in effect at the time of the proposed Transfer.

     (g) Any Member (the "Transferring Member") may Transfer its Units, or any portion thereof, to any Permitted Transferee (as hereafter defined) who agrees in a writing in form and substance satisfactory to the Company delivered to the Company to be bound by the terms of this Agreement (including, but not limited to, the restrictions on Transfers specified in this Section) for all purposes in the same manner as such Permitted Transferee's Transferring Member and to assume the obligations of such Transferring Member hereunder with respect to the Units. For purposes of this Agreement, "Permitted Transferees" means: (i) with respect to a Member who is a natural person, the spouse or lineal descendants (but not minor children) of such Member, any trust created solely for the benefit of such Member, the spouse or lineal descendants of such Member or such Member's estate, any individual retirement account or other tax-deferred account solely for the benefit of such Member, the spouse or lineal descendants of such Member or such Member's estate, any corporation or partnership in which such Member, the spouse or lineal descendants of such Member are the direct and beneficial owners of all of the equity interests (provided such Member, spouse and lineal descendants agree in writing to remain the direct and beneficial owners of all such equity interests), or the personal representative of such Member upon such Member's death for purposes of administration of such Member's estate or upon such Member's Incapacity for purposes of the protection and management of the assets of such Member; and (ii) with respect to a Member who is not a natural person, its Affiliates. The Members do hereby consent to the Transfer of Ace's Units to a wholly-owned subsidiary and the Members hereby consent to the substitution of such Assignee as Member of the Company.

     Section  7.6    Transfers and Other Dispositions - Right  of
First Refusal

     (a) In the event either of the Members, or their successor in interest, desire to Transfer its Units, or any portion thereof, the Members, or their successor in interest, shall give written notice (the "Section 7.6 Offer Notice") to the other Member, indicating its desire to sell its Units, or such portion thereof, and offering to sell its Units, or such portion thereof, to the other Member, at the price and on the other terms stipulated in the Section 7.6 Offer Notice.

     (b) At any time within ten (10) days after the Section 7.6 Offer Notice is given to the Member (the "Offer Date"), the other Member may accept the Offer (in whole but not in part) to purchase such Units at the price and upon the terms stipulated in the Section 7.6 Offer Notice by giving written notice to that effect to the other Member, or their successor in interest, prior to the expiration of the aforementioned ten (10) day period. Any such acquisition of the offered Units by such Member shall close on a date mutually agreed upon by the Members, or their successor in interest, within forty (40) days after the Offer Date and otherwise in accordance with the terms set forth in the Section
7.6 Offer Notice.

     (c) If the Member does not agree to the purchase of the offered Units of the other Member, or their successor in interest, referred to in the Section 7.6 Offer Notice within the period prescribed herein, the Member, or their successor in interest, may sell all of the offered Units described in the Offer within 180 days after the Offer Date and otherwise in accordance with the terms set forth in the Section 7.6 Offer Notice to one or more purchasers (who need not be Members of the Company at the time of such offer and sale) who agree in writing in form and substance satisfactory to the Manager to be bound by the terms of this Agreement as an Assignee of the Member; provided, however, the Assignee and assignor agree to comply with the conditions of Section 7.5(a)(i) through (iii). Any proposed sale (i) in a transaction which closes more than 180 days after the Offer Date or (ii) on terms that differ from those in the
Section 7.6 Offer Notice cannot be consummated without again complying with the provisions of this Section 7.6.

     Section 7.7 Limitation of Liability. For each Member, liability shall be limited as set forth in this Agreement, the Act, and other applicable law. A Member will not be personally liable for any debts or losses of the Company beyond its respective Capital Contribution; provided, however, that any Member who receives a distribution or the return in whole or in part of its Capital Contribution is liable to the Company only to the extent provided by the Act.

                          ARTICLE VIII

     Section 8.1    Management of the Company.

     (a) Subject to the limitations set forth in Section 8.2, the business and affairs of the Company shall be managed by the Manager and the Manager shall have full authority to act for and with the Company in all matters in connection with or relating to the Company's business. On behalf of the Company and in furtherance of the business of the Company, the Manager shall have the authority to perform all acts which the Company is authorized to perform, without the consent of the Members, except as specifically provided herein, including the authority to:

          (i) purchase or otherwise acquire, outright or by lease, at such time or times, for such prices and on such terms as it deems desirable, real or personal property, tangible or intangible, of all types for use in the Company's business, which property may be owned at the time of such purchase by the Manager or their Affiliates;

          (ii) execute and deliver such documents, instruments or agreements as the Manager may deem necessary or desirable for the acquisition, operation and disposition of the Company's business and the investment, management and maintenance of its assets, or for other Company purposes, and amendments, revisions and substitutions to any of the foregoing, including without limitation, the Membership Agreements;

          (iii) enter into leases, licenses, sublicenses, franchises or other agreements with respect to all or any portion of the Company's property, whether or not such leases, licenses or agreements (including renewal or option terms) shall extend beyond the date of termination of the Company, upon such terms as it deems proper;

          (iv) compromise, submit to arbitration, sue on, or defend all claims in favor of or against the Company;

          (v) do all acts it deems necessary or appropriate for the protection and preservation of the Company's assets, including insuring the business and assets of the Company in such amounts and against such risks as the Manager deems advisable;

          (vi) finance any assets or activities of the Company or refinance, increase, modify, consolidate, prepay or extend any debts, mortgages or other security obligations of the Company; borrow money (including borrowings from the Manager or any other Member or their Affiliates, there being no obligation, however, for the Manager or any of its Affiliates to make any such loan) on a secured or unsecured basis and grant or pledge Company assets as security for any such loan and confess a judgment against the Company in connection therewith;

          (vii) hold the Company assets in the Company name or the name of one or more nominees;

          (viii) open one or more bank accounts in the name of the Company or in any other name in which the Company's funds are to be held, make deposits therein, draw funds therefrom and deal in or with the Company's funds in such manner as it may deem appropriate; and

          (ix) make distributions of Company funds or assets to the Members as provided for by this Agreement.

     (b) Subject to Section 8.2, the Manager may, on behalf of the Company, employ, engage, retain or deal with any persons, corporations or other entities (including its Affiliates) to act in such capacities as the Manager may determine; provided, however, if such services are provided by Members' Affiliates, such fees must be no higher than those customarily charged by non-Affiliates service providers.

     (c) With respect to third parties, the signature of the Manager on any agreement, contract, mortgage, deed of trust, promissory note, instrument or other document shall be sufficient to bind the Company in respect thereof and shall conclusively evidence the authority of the Manager with respect thereto, and no Person need look to any other evidence or require joinder or consent of any other Person.

     (d) In the event that the Manager proposes a merger or consolidation of the Company with or into any Other Business
Entity or a sale of substantially all of the assets of the Company, such merger, consolidation or sale shall require the approval of a Majority Interest of the Units owned by Members.

     (e) Any approval, consent, vote or other action of the Members required or contemplated by this Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the approval, consent, vote or other action so taken is signed by Members holding the requisite number of Units and delivered to the Manager. Any failure to give notice of any such approval, consent, vote or other action to the Members not executing a consent shall not effect the validity of the approval, consent, vote or other actions.

     Section 8.2    Major Decisions.

     (a)   Notwithstanding anything to the contrary contained  in
Section 8.1, the Manager shall not take any action with respect to any of the matters enumerated below ("Major Decisions") without the Required Approval of the Advisory Committee:

          (i) issue new Units in the Company unless such Units are offered to all Member in accordance with Section 4.7;

          (ii) exchange the Units for equity interests in another
     Other Business, whether such exchange is a taxable or non-taxable transaction;

          (iii)       enter   into  any  material   modification,
     amendment or restructuring of any Membership Agreement;

          (iv) enter into any transaction with, contract with, or otherwise compensate any Member or an Affiliate which is in excess of $10,000, per calendar year, or enter into any material modification, amendment or restructuring of any transaction or contract with any Member or Affiliate;

          (v) incur any additional indebtedness for borrowed funds in excess of the lesser of (A) $300,000 or (B) which would cause the Company to have a debt-to-equity ratio greater than 2 to 1, except for trade payables incurred in the ordinary course of business;

          (vi) create any option plan for employees or other persons;

          (vii)       dissolve  the  Company  and  wind  up   and
     liquidate the business and assets;

          (viii)    guarantee any obligations of a third party;

          (ix) amend the purpose of the Company;

          (x) entering, directly or indirectly, into, or approving the terms of, any transaction with any Member or any affiliate of any Member including any employment of such Member or its shareholder or employees, other than as specifically provided in this Agreement including any contributions of property;

          (xi) purchasing stock or securities of, extending credit to or making investments in, becoming liable as surety for, or guarantee or endorsing any obligations of, any person, except investments in direct obligations of the United States and commercial bank deposit;

          (xii)       creating  or  permitting   to   exist   any
     subsidiaries of the Company;

          (xiii) making any material modification to any supply or vendor contract to which the Company is a party;

          (xiv) determining the Fair Market Value of the Units;

          (xv) acquiring, and making all decisions relating to, any interests of the Company in any corporation, partnership, limited liability company, joint venture, or other entity, including, without limitation, decisions relating to: (A) the execution of subscription, shareholders', partnership, operating, limited liability company or joint venture agreements, voting agreements, or the like having such terms as the Manager, in its sole discretion, shall determine or consent to; (B) the operation, financing or acquisition or sale of properties of such entity; and (C) the sale of the Company's interest in the entity; or

          (xvi)     agree to do any of the foregoing.

     (b) The Required Approval of the Advisory Committee (which approval shall include the approval of the Ace Members as defined below) shall be obtained before the Manager and the Company engage in: (i) implementation any operating and capital budgets for any fiscal year of the Company; (ii) the development of any Stores or permanently closing any Stores of the Company; (iii) the approval of any expenditure in excess of $50,000.00 other than the purchase of inventory in the ordinary course of business; (iv) enter into any sale, exchange or contribution of all or substantially all of the assets of the Company; (v) recapitalizing the Company's organizational structure, or causing the Company to consolidate or merge with any other entity, acquire any business, acquire stock of any corporation, or enter into any partnership or joint venture; (vi) file for Bankruptcy;
(v) the amendment of this Section 8.2(b); (vi) entering into any agreement contemplated in Section 8.2(a)(xv); (vii) enter into leases, licenses, sublicenses, franchises or other agreements with respect to all or any portion of the Company's property, the term of which is greater than one (1) year, or under which the aggregate payments to be made exceed $350,000; or (viii) compromise, submit to arbitration, sue on or defend claims in favor of or against the Company where the amount in controversy exceeds $50,000.

     (c) The Manager shall give the Advisory Committee written notice of any Major Decision which it requests to be made and shall, at the expense of the Company, furnish to the Advisory Committee such documents and information as may be reasonably necessary in order to enable the Advisory Committee to make the Major Decisions set forth above.

     (d) Notwithstanding 8.2(b)(ii), prior to the Manager causing the Company to close or sell any Stores of the Company, the Manager shall first give notice to Ace of the Company's desire to sell or close such Store. Such notice shall include the price and other terms of the sale of such Store. Ace shall have ten (10) business days to elect to purchase such Store at the purchase price contained in the notice. Ace shall have fifteen (15) business days after receipt of the Manager's intent to sell or close such Store to deliver the purchase price to the Company and execute all documents, as determined by the Manager, evidencing the transfer of such Store.

     Section 8.3    Advisory Committee.

     (a) There shall be an Advisory Committee of the Company (the "Advisory Committee") which shall consist of up to five members selected in accordance with the provisions of Section 8.3(b). The Advisory Committee shall perform all of the actions set forth in this Agreement, including, but not limited to, the following:

          (i)    review  and  approve  or  disapprove  any  Major
Decisions proposed by the Manager, as more fully described above;
and

          (ii) review the determination of Fair Market Value.

     The Manager will meet with the Advisory Committee annually to review the performance of the Company.

     (b) The initial Advisory Committee shall consist of five members, two members selected by __________, and two members
selected  by  Ace.   The fifth member will  be  selected  by  the
Members and shall be individuals who are not employed by the Members or any of their Affiliates. All members of the initial Advisory Committee shall serve until (i) the death; (ii) or adjudicated incompetency of such member or is removed pursuant to this Agreement. The fifth member to the Advisory Committee shall serve for a period of two (2) years, such first term to initiate after selection by _________ and Ace. Thereafter, such fifth member shall be elected by the Members. A member of the Advisory Committee may designate an alternate to act for him or her at any meeting or for any period of time. An alternate so designated shall, when acting for an Advisory Committee member, be deemed a member of the Advisory Committee for purposes of this Agreement.

     (c) An Advisory Committee member may resign from the Advisory Committee for any reason. Such resignation shall be effective, at the discretion of the resigning member, upon receipt by the Company of a letter of resignation or any time up to thirty days following the receipt of such letter. If such member of the Advisory Committee is an employee of the Company whose employment is terminated for Cause, such member shall be removed effective upon the termination of his employment. Otherwise, Ace may remove any of the Advisory Committee members selected by Ace pursuant to subsection (b) and ______ may remove any of the Advisory Committee members selected by ______pursuant to subsection (b). The fifth Advisory Committee member may be removed upon the consent of both Ace and ______.

     (d) If an Advisory Committee member has resigned or has been removed in accordance with this Agreement, such successor shall be elected by the Member(s) who originally selected such Advisory Committee member pursuant to subsection (b).

     (e) The Advisory Committee shall not act unless there are members present and voting on such action which represent a majority of the votes entitled to be cast. Each member of the Advisory Committee shall be entitled to cast one vote with respect to any matter on which the Advisory Committee acts or approves or proposes to act or approve. Any member of the
Advisory Committee may abstain from acting upon any matter. Meetings of the Advisory Committee may be held in person at a location set by the Manager or telephonically. Any action of the Advisory Committee may be taken by unanimous written consent.
Members of the Advisory Committee shall be entitled to reimbursement from the Company for their reasonable travel and other out-of-pocket expenses in connection with the performance of their duties as members of the Advisory Committee, but shall not be entitled to any fees, remuneration, or other reimbursements from the Company or any of the Members. Notwithstanding, the fifth member shall be compensated for each meeting at a rate determined by the Manager and approved by the initial Advisory Committee.

     (f) (i) The Members hereby acknowledge that each Advisory Committee member or any Member whose representative is an Advisory Committee member, (A) is not an agent of the Members and (B) may give or withhold its approval in its sole discretion and may consider only such interests or factors as such member desires and may consider such member's own interests and not the interests of the other Members when voting on matters before the Advisory Committee and shall have no duty or obligation to give any consideration to any interests of or factors affecting the Company, the Manager, the other Members when voting on matters before the Advisory Committee. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of any member of the Advisory Committee or any Member whose representative is a member of the Advisory Committee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Person.

          (ii) No Advisory Committee member or any Member whose representative is an Advisory Committee member shall have any liability to the Company or to any Member for any loss suffered by the Company or any Member which arises out of any decision made in good faith by such member. Each Advisory Committee member (including any former member) and any Member whose representative is an Advisory Committee member or former member shall be indemnified by the Company for all costs (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement, damages, losses or expenses incurred by such Person in defending any claim brought against such Person based upon an alleged breach of duties of such Person or such Person's representative as a member of the Advisory Committee or based upon any other reason arising out of such Person's or such Person's representative's activities as an Advisory Committee member; provided that if it is determined in any final judicial proceeding that such member did not act in good faith with respect to the matter on which such claim is based, the Company shall have no indemnity obligation to such member or Member on account of such claim and such member or Members shall promptly reimburse the Company for any payment previously made to such Person under this Section by the Company.

          (iii) To the fullest extent permitted by law, expenses (including legal fees) incurred by an Advisory Committee member or any Member whose representative is an Advisory Committee member in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such Person to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this
          Section 8.3(e).


     Section  8.4     Certain Obligations of  Manager.   (a)  The
Manager shall:

               (i) arrange for Company records and books of account to be maintained in which shall be entered fully and accurately all transactions and other matters relative to the Company business;

               (ii) make available to any Member, at such Member's request, during normal business hours and at the principal place of business of the Company, all books and records of the Company required to be maintained by this Section 8.4, and such other financial information as shall be reasonably requested by any Member; provided, that the Manager shall not be required to disclose to any Member information regarding the Company if such information is acquired by the Company or the Manager under circumstances where the disclosure thereof to a Member may be in violation of any fiduciary duty of the Company or the Manager or in violation of a confidentiality agreement to which the Company or the Manager is subject;

               (iii)      use  its  best efforts to  provide,  or
          cause to be provided, to all Members at least the following reports, within the time period specified below:

                    (A) within twenty (20) days after the end of each fiscal accounting month end, based on a 4/4/5 accounting cycle, a statement of operations for such fiscal accounting month and a balance sheet as of the end of such calendar month;

                    (B) within twenty (20) days after the end of each fiscal year, a statement of operations for such calendar year, a balance sheet or any other statement required under generally accepted accounting  principals, as  of  the  end  of  such
               calendar year, which shall be prepared in accordance with generally accepted accounting principles and audited by a firm of independent certified public accountants;

                    (C) within twenty (20) days after the end of each fiscal year, a declaration that the Company is in full compliance with its affirmative or negative covenants contained in any third party financing documents and is in full compliance with the covenants contained in Section 8.9;

                    (D) within twenty (20) days after the end of each fiscal year, the information necessary for Members to prepare so much of their federal and all applicable state income tax returns as relates to the Company; and

                    (E) as soon as practicable after the end of each quarter (as determined for federal estimated tax purposes), such information relating to the Company as is reasonably necessary for each Member (or its constituent Members or shareholders) to determine its (or their) quarterly federal and state estimated tax liability;

               (iv) cause the Company to timely file all required
          Company  federal,  state, tax and information  returns;
          and

               (v) subject to (b), cause the Company to be duly qualified in each jurisdiction in which it proposes to commence business if such qualification is necessary to avoid subjecting Members to additional liability.

     (b) The Company shall hire the independent accountant chosen by the Manager and approved by the Advisory Committee. The Manager shall provide Ace, for its review, a copy of all tax returns to be filed by the Company no later than seventy five
(75) days after the close of the Company's tax year. Ace shall have the right to approve or disapprove any and all elections made with respect to each return, such approval or disapproval shall not be unreasonably withheld by Ace.


     Section 8.5 Liability of Manager; Omissions. The doing of any act or the failure to do any act by the Manager, the effect of which may cause or result in loss or damage to the Company, shall not subject the Manager to any liability to the Members if the Manager acted in good faith and in a manner the Manager reasonably believed to be in or not opposed to the best interests of the Company.

     Section 8.6    Indemnification.

     (a) To the fullest extent permitted under the Act, the Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Manager or Member of the Company, or a director, management committee or advisory member or officer (or Person serving in any capacity equivalent to any of the foregoing) of the Company or of the Manager, or is or was serving at the request of the Company as a director, management or advisory committee member or officer (or in any capacity equivalent to any of the foregoing) of another corporation, company, joint venture, trust or other enterprise (all of the foregoing being herein collectively referred to as "Covered Capacities"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or pleas of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or did not act in a manner which he reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) To the fullest extent permitted under the Act, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was serving in any of the Covered Capacities, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue or matter as to which such action or suit alleges misconduct in the performance of his duty to the Company unless, and then only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, and in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     (c) Anything in Sections 8.6(a) or (b) to the contrary notwithstanding, to the extent that any person referred to therein has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Sections 8.6(a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Sections 8.6(a) or (b). Such determination shall be made by the Manager.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Manager in the specific case upon receipt of any undertaking by or on behalf of the indemnitee to repay such amount unless it shall ultimately be determined that be is entitled to be indemnified by the Company.

     (f) The indemnification provided by this Section 8.6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, or otherwise, and shall continue as to a person who has ceased to serve in a Covered Capacity and shall inure to the benefit of his successors in interest, including, but not limited to, his trustees, heirs, executors, and administrators.

     (g) The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was serving in any of the Covered Capacities and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnity him against such liability under the provisions of this Section.

     (h) Each Person who is or was an employee or agent of the Company or an employee or agent of a Manager, or who is or was serving at the request of the Company as an employee or agent of another corporation, company, joint venture, trust or other enterprise may be indemnified (or covered by insurance), in the manner and to the extent provided in this Section 8.5 for persons acting in Covered Capacities, at the discretion of the Manager.

     (i) The Company shall have the right to assume the defense of any action, suit or proceeding in connection with which any Person is entitled to indemnification under this Section 8.5 and to select counsel for such purpose. No Person entitled to indemnification hereunder shall consent to entry of any judgment or enter into any settlement in connection with any such action, suit or proceeding without the consent of the Company, and the Company shall not, without the consent of each such Person that is entitled to indemnification, consent to entry of any judgment or enter into any settlement in connection with such action, suit or proceeding which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Person of a release from all liability in respect to such claim or litigation.

     (j) Indemnification under this Section 8.6 shall not be available to any Person in the case of any action, suit or proceeding brought against the Company by or on behalf of such Person.

     Section 8.7    Tax Matters Partner.

     (a) Ace is hereby appointed the "Tax Matters Partner" of the Company for all purposes pursuant to the Code and the
Treasury Regulations. As Tax Matters Partner, Ace will (i) furnish to each Member or Assignee affected by an audit of the Company income tax returns a copy of each notice or other communication received from the Internal Revenue Service or applicable state authority, (ii) keep each such Member and Assignee informed of any administrative or judicial proceeding for the adjustment at the Company level of any "Company items," and (iii) allow each such Member and Assignee an opportunity to participate in all such administrative and judicial proceedings.

     (b)  The Manager shall have the authority conferred on a Tax
Matters Partner by the Code and the Treasury Regulations.

     (c) The Company is not obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company will reimburse the Tax Matters Partner for any and all out-of-pocket costs and expenses (including reasonable attorneys' and other professional fees), including an allocated portion of actual costs of Ace's employees and personnel to perform services to the Company, incurred by it in its capacity as Tax Matters Partner. Each Member who elects to participate in Company, administrative tax proceedings will be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return will be borne solely by the affected Member.

     (d) The Company will indemnify, defend and hold the Tax Matters Partner harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' and other professional fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibilities as Tax Matters Partner, so long as such act or decision was not made fraudulently or in bad faith and did not constitute willful or wanton misconduct or gross negligence.

     Section 8.8 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     Section 8.9 Removal. Ace may remove the Manager, at any time, provided that any of the following occur: (i)the Company's Current Ratio is less than 1.5 to 1.0; (ii) the Company's Fixed Charge Coverage Ratio is less than 2.0 to 1.0; (iii) the Company's Total Debt to EBITDA ratio is more than 3.0 to 1.0;
(iv) the Company's net income before taxes, for any fiscal quarter, is less than 80% of the projected net income before taxes, as set forth in the approved operating budget; (v) the Company defaults under the Membership Agreements or any material lease or contract entered into by the Company which default continues beyond any applicable cure period or (vi) the Manager or Members engage in an activity of Cause; provided, however, for the purpose of (i) through (iv) or such other financial covenants as established or modified in the annual operating budgets and approved by the Members, Ace's right to remove the Manager shall be effective only if the conditions remain uncured for two (2) successive quarters. Other than a removal for Cause, the removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     Section 8.10 Vacancies. Any vacancy occurring for any reason in the office of Manager of the Company may be filled by the unanimous vote of Members.

                           ARTICLE IX

     Section 9.1 Dissolution of Company. The Company shall be dissolved upon the happening of either of the following events:

     (a) the vote of the Members holding not less than the Majority Interest of the Members to dissolve the Company;

     (b)  the entry of a decree of judicial dissolution under 18-
802 of the Act.

     A Member shall not take any voluntary action which directly causes a Dissolution of the Company.

     Section 9.2 Final Accounting. Upon dissolution and termination of the Company, an accounting shall be made of the accounts of each Member and of the Company's assets, liabilities and operations, from the date of the last previous accounting to the date of such termination at the Company's expense.

     Section 9.3 Liquidation; Distribution. In the event of the dissolution of the Company, the Manager (or in the event the dissolution is caused by the Dissolution or Bankruptcy of the Manager, a person selected by the Advisory Committee) shall act in an orderly manner as liquidating trustee and, in an orderly manner, shall wind up the affairs of the Company and, after paying all debts and liabilities of the Company, including all costs of dissolution, shall distribute the remaining assets in the following order of priority:

          (i) first, to the establishment of any reserves which the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company, which reserves may, at the option of the liquidating trustee, be paid over by the liquidating trustee to an escrow agent, to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the liquidating trustee shall deem advisable, for distributing the balance thereunder remaining in the manner hereinafter provided;

          (ii) thereafter, to the holders Units in accordance with their positive Capital Account balances, after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs, in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

     Section 9.4 Termination. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Manager or liquidating trustee to minimize the normal losses attendant upon a liquidation. Each of the Members shall be furnished with a statement prepared by the Company's then certified public accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation. Upon compliance with the distribution plan set forth in Section 9.3 (including any payment over to any escrowee if there are sufficient funds therefor), the Members shall cease to be such, and the Manager or the Liquidating trustee shall execute, acknowledge, and cause to be filed a certificate of cancellation of the Company. Upon completion of the dissolution, winding up, liquidation and distribution of the liquidation proceeds the Company shall terminate.

                            ARTICLE X

     Section 10.1 Notices. Except as otherwise provided herein, all notices and other written communications required or permitted to be given under this Agreement shall be in writing and shall be sent by Federal Express or other reliable courier, transmitted by facsimile, personally delivered or mailed by certified or registered mail, return receipt requested. Any notices to be given to the Members shall be given or delivered to the addresses set forth on Schedule A hereto or such other address of which a Member may notify the Manager and the other Members in writing. Any notices to be given to the Company shall be sent or delivered to the office of the Company as specified herein or at such other address as the Manager may specify in a notice to all of the Members. Notices sent for next day delivery by Federal Express or other reliable courier shall be deemed given the next business day after sending, notices transmitted by facsimile or personally delivered shall be deemed given when so transmitted or delivered, respectively, and notices sent by certified or registered mail shall be deemed given on the third business day after sending.

     Section 10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Act.

     Section 10.3   Amendments.

     (a) Subject to the provisions of this Section 10.3, this Agreement may be amended only in writing with the written consent of Members owning at least seventy-five percent (75%) of the then outstanding Units.

     (b) Amendments to this Agreement which are of a clerical or inconsequential nature or which may be required to comply with the Act or the terms of this Agreement, and which do not adversely affect the Members in any material respect or which are required or contemplated by this Agreement, including, without limitation, amendments necessary to reflect the admission, substitution or withdrawal of a Member that is otherwise permitted by this Agreement or the change in the name of the registered agent, the address of the registered office or the address of the office at which Company records are kept, may be made by the Manager, after notice to the Members, and the Members agree to execute an amendment reflecting such change.

     (c) No amendment shall increase the liability of any Member, decrease the Capital Account of any Member, decrease the number of Units of any Member or affect the right of any Member to receive Distributions and Profits, except in each case with the written consent of the Member adversely affected thereby.

     (d) No amendment shall alter the rights of Members as a class so as to affect them adversely without the written consent of Members owning at least seventy-five percent (75%) of the then outstanding Units; provided, however, that any such amendment shall also require the written consent of each Member that is adversely affected thereby if the amendment would effect any change described in Section 10.3(c), unless (A) the amendment is required by changes in law (including without limitation changes in any statute, ordinance or regulation or in judicial or administrative law) or (B) the amendment is of a type permitted by Section 10.3(b).

     Section 10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members, the Assignees and their respective legal representatives, heirs, successors and assigns.

     Section 10.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     Section  10.6    Fiscal  Year; Method  of  Accounting.   The
fiscal year of the Company shall be the fiscal year based on a 4/4/5 accounting cycle. The Company shall use the same method of accounting for tax and financial reporting purposes.

     Section 10.7 Modifications to be in Writings. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing and adopted in accordance with the provisions of Section 10.3.

     Section 10.8   Action for Partition or Distribution in Kind.
Each of the parties hereto irrevocably waives any right which it may have to partition Company property or maintain an action for distribution of Company property in kind.

     Section 10.9 Captions. The captions herein are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     Section 10.10 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 10.11 Validity and Severability. If any provision herein shall be held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provisions hereof, all of which other provisions shall, in such case, remain in full force and effect.

     Section 10.12 Statutory References. Each reference in this Agreement to a particular statute or regulation, or a provision thereof, shall, at any particular time, be deemed to be a reference to such statute or regulation, or provision thereof, or to any similar or superseding statute or regulation, or provision thereof, as at such time in effect.

      Section 10.13 Additional Documents. Each Member shall execute such additional documents and take such actions as are reasonably requested by the Company in order to complete or confirm the transactions contemplated by this Agreement.

     Section 10.14 Time. Time is of the essence with respect to this Agreement.
     Section 10.15 Third Party Beneficiaries. The provisions of this Agreement are intended solely for the benefit of the Members and shall create no rights or obligations enforceable by any third party, including third party creditors of the Company, except as explicitly provided herein or by applicable law.

       Section 10.16 Specific Performance. Each Member acknowledges that the other Members may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages may not provide an adequate remedy. Accordingly, each Member agrees that in addition to any other remedy at law or in equity, each Member may be entitled to seek injunctive relief to prevent breaches of this Agreement or to enforce the terms and provisions of this Agreement.

      Section 10.17 Entire Agreement. This Agreement and other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the Members as to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement and such documents supersede all prior agreements and understandings among the Members with respect to the subject matter hereof.



     IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement of ______________, LLC as of the date first above written.


                         MEMBERS:

                         ACE HARDWARE CORPORATION


                         By:___________________________
                           Its: ______________________


                         ________________________________


                         By:___________________________
                           Its: ______________________







             SIGNATURE PAGE TO THE LIMITED LIABILITY
       COMPANY AGREEMENT OF ________________________, LLC

                           SCHEDULE A






               Member            Capital Account        Number of
                                    Balance               Units

    ACE HARDWARE CORPORATION     $
    2200 Kensington Court, Oak
    Brook, IL 60523
    Oak Brook, Illinois 60523
    Attention: Treasurer

    with a copy to the General
    Counsel

                                 $









    TOTAL                        $






                           EXHIBIT A

                      REDEMPTION AGREEMENT

     This Redemption Agreement (the "Agreement") is made and entered into as of the ___ day of _____________, ______ by and
between            _______________________________,             a
_______________________ corporation ("_________________") and ACE
HARDWARE CORPORATION, a Delaware corporation (the "Holder").

Recitals

     A. ______________ and the Holder are members of ______________ Ace Hardware, LLC, a Delaware limited liability company (the "Company") pursuant to a certain Limited Liability Company Agreement of ______________ Ace Hardware, LLC dated as of ________________, 1998 (the "Company Agreement"), pursuant to which ______________ is the owner of __________ units of the Company and the Holder is the owner of _________ units of the Company (the "Redemption Units").

     B. Pursuant to the Company Agreement, ______________ desires to redeem all of the Redemption Units from the Holder and the Holder desires to sell the Redemption Units to ______________, on the terms and conditions hereinafter set forth.

Covenants

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

     1.0  Definitions

          All capitalized terms used but not elsewhere defined in this Agreement shall have the respective meanings ascribed to such terms in the Company Agreement.

     2.0  Redemption

          2.1 The Holder hereby sells, transfers, assigns and conveys to ______________ and ______________ hereby purchases and accepts from the Holder, on the terms and subject to the conditions set forth in this Agreement, the Redemption Units, free and clear of all liens, claims, charges, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), options, warrants, voting trusts and any other encumbrances of any kind whatsoever ("Encumbrances").

          2.2 As consideration for the Redemption Units being acquired by ______________, ______________ agrees, on the terms and subject to the conditions set forth in this Agreement, to pay to the Holder the Redemption Price.
          2.3 The Redemption Units transferred to ______________ are hereby canceled and all of the Holder's rights thereto are hereby extinguished.

     3.0  Representations and Warranties of the Holders

          In  order  to induce ______________ to enter into  this
Agreement  and  to  redeem  the  Redemption  Units,  the   Holder
represents and warrants to ______________ as follows:

          3.1 The Holder has the power to execute, deliver, and perform its obligations under the terms of this Agreement, and has taken all necessary action to authorize the execution and delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Holder and is a valid and legally binding obligation of the Holder, enforceable in accordance with its terms.

          3.2 Neither the execution, delivery and performance of this Agreement by the Holder nor the consummation by it of the transactions  contemplated hereby, will (a) to the  best  of  its knowledge,  violate  any applicable law  or  regulation,  or  any order, writ, injunction, or decree of the United States or any court, arbitrator, or governmental or regulatory official, body, subdivision, instrumentality, agency or authority, whether federal, state or local ("Governmental Body"), or (b) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement to which the Holder is a party or by which it is bound, or result in the creation of any Encumbrance upon any of the property or assets of the Holder or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, the terms of any license, permit, mortgage, deed of trust, lease, agreement or other instrument to which the Holder is a party or by which it is bound. No permit, consent, approval, or authorization of, or declaration to or filing with, any
Governmental Body or any other person is necessary for the execution and delivery by the Holder of this Agreement or for the consummation by the Holder of the transactions contemplated hereby.

          3.3 There are no actions, suits, investigations or proceedings pending or threatened (in the case of "threatened," to the best of its knowledge) against or affecting the Holder or it's assets by or before any Governmental Body or any other tribunal that could have a material adverse effect on the consummation of the transactions contemplated hereby.

          3.4 The Holder does not have any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.0  Representations and Warranties of ______________

          In  order  to  induce  the Holder to  enter  into  this
Agreement   and   to   sell  the  Redemption   Units,   each   of
______________ represent and warrant as follows:

          4.1 Each of ______________ have the power to execute, deliver and perform their obligations under the terms of this Agreement, and have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Partner and is a valid and legally binding obligation of each Partner, enforceable in accordance with its terms.

          4.2 Neither the execution and delivery of this Agreement by ______________ nor the consummation by them of the transactions contemplated hereby, will violate any applicable law or regulation, or any order, writ, injunction, or decree of any Governmental Body, or will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement to which either Partner is a party or by which he is bound, or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, the terms of any license, permit, mortgage, deed of trust, lease, agreement or other instrument to which either Partner is a party or by which he is bound. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Body or any other person is required in connection with the execution and delivery of this Agreement by ______________ and the consummation by them of the transactions contemplated hereby.

          4.3 There are no actions, suits, investigations or proceedings pending or threatened against or affecting ______________ or its assets by or before any Governmental Body or any other tribunal that could have a material adverse effect on the consummation of the transactions contemplated hereby.

          4.4 ______________ has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

     5.0  Restrictive Covenant

          5.1 As an inducement for the Holder to enter into this Agreement and as additional consideration for the consideration to be paid to  the Holder under this Agreement, ______________, a member  of
the  Company,  agrees  that  for a period  of  seven   (7)  years
following the date of this Agreement, it (i) will not terminate any Membership Agreement between the Company (or its successors-in-interest) and the Holder, unless a material breach of such agreement by Ace gives rise to a right to terminate such agreement, or, if required by Ace, cause the Company to execute a new Membership Agreement with the Holder and (ii) will continue to operate the Stores as Ace Hardwarer affiliated stores.

          5.2 It is the desire and intent of the parties that the provisions of Section 5.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of Section 5.1 shall be adjudicated to be invalid or unenforceable, Section 5.1 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, and such deletion shall apply only with respect to the operation of Section 5.1 in the particular jurisdiction in which such adjudication was made.

          5.3 If ______________ breach the covenants set forth in Section 5.1 herein, in addition to its right to damages and any other rights it may have, the Holder will be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 5.1 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Holder and would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

     6.0  Indemnification

          6.1 The Holder agrees to indemnify, defend and hold harmless ______________ and their manager, employees, members, partners and agents, (collectively, the "______________ Indemnified Persons"), from and against all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts incurred or suffered by ______________ or ______________
Indemnified Persons and arising out of the inaccuracy of any of the representations and warranties made by the Holder in this Agreement or any breach by the Holder of this Agreement. ______________ agree that neither they nor ______________
Indemnified Persons shall seek against the Holder or the Holder Indemnified Persons, nor shall the Holder or the Holder Indemnified Persons be liable for, any consequential, punitive, special or exemplary damages for any breach of this Agreement or the agreements and transactions contemplated hereby.

          6.2 ________________ agrees to indemnify, defend and hold harmless the Holder and its managers, employees, members, agents, and partners, (collectively, the "Holder Indemnified Persons"), from and against all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts incurred or suffered by the Holder or the Holder Indemnified Persons and arising out of the inaccuracy of any of the representations and warranties made by ______________ in this Agreement or any breach by ______________ of this Agreement. The Holder agrees that it shall seek not against ______________ or ______________
Indemnified  Persons, nor shall ______________ or  ______________
Indemnified Persons be liable for, any consequential, punitive, special or exemplary damages for any breach of this Agreement or the agreements and transactions contemplated hereby.

          6.3 Any party entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     7.0  Miscellaneous

          7.1 The representations, warranties, covenants and indemnification agreements contained herein are continuing in nature and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any party to this Agreement.

          7.2    The   parties  hereto  may  amend,  modify   and
supplement this Agreement in such manner as may be agreed upon by them in writing.

          7.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7.4 Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

          7.5 The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          7.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          7.7 All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be sent by Federal Express or other reliable overnight courier, sent by fax or mailed by registered or certified mail, return receipt requested, as follows:


          If to ______________, addressed to:
          _______________________________
          _______________________________
          _______________________________
          Attention: ______________________

          If to the Holder, addressed to:
          Ace Hardware Corporation
          2200 Kensington Court
          Oak Brook, Illinois 60523
          Attn: General Counsel
          With a copy to its Treasurer

Each notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two (2) days after it is sent by Federal Express or other reliable overnight courier or sent by confirmed fax, or five (5) days after it is mailed by registered or certified mail, return receipt requested.

          7.8 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                         ______________:

                         ________________________________________



                         By:_____________________________________

                         Its:____________________________________





                         HOLDER:

                         ACE HARDWARE CORPORATION

                         By:_____________________________________

                         Its:____________________________________